SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 2, 2004

                              SYSCAN IMAGING, INC.
                -------------------------------------------------
                (Formerly known as BankEngine Technologies, Inc.)

             (Exact name of registrant as specified in its charter)


              DELAWARE                                000-27773
       ------------------------                ------------------------
       (State of Incorporation)                (Commission File Number)


                                   59-3134518
                        ---------------------------------
                        (IRS Employer Identification No.)


                         1754 TECHNOLOGY DR., SUITE 129


                           SAN JOSE, CALIFORNIA 95110
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (408) 436-9888
              ----------------------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

                  On April 2, 2004, the Company issued a press release describing its acquisition of 100% of the issued and outstanding capital stock of Syscan, Inc. See exhibit 99.1 attached hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibit 99.1 - Press release dated April 2, 2004


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                        SYSCAN IMAGING, INC.



Dated: April 2, 2004                    By: /S/ DARWIN HU
                                        ------------------------------------
                                        Name: Darwin Hu
                                        Title: Chairman, CEO and President




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Exhibit 99.1 - Press release


PRESS RELEASE                                           Source: BankEngine, Inc.
BANKENGINE COMPLETES ACUISITION OF SYSCAN, INC.

San Jose, CA, April 2, 2004 - BankEngine Technologies, Inc. (OTC Bulletin Board:
SYII) today announced that it has completed the acquisition of 100% of the issued and outstanding capital stock of Syscan, Inc. and has acquired an option to purchase 100% of the issued and outstanding capital stock of Syscan Manufacturing Limited. In connection with the acquisition of the capital stock of Syscan, Inc. the Company has changed its name to Syscan Imaging, Inc., has effected a 1-for-10 reverse split of its common stock and has issued 20,859,459 shares of its common stock to the sole shareholder of Syscan, Inc., Syscan Imaging Limited, which is a wholly-owned subsidiary of Syscan Technology Holdings Limited a Hong Kong Stock Exchange listed company.

Effective with the opening of trading today, the Company's new trading symbol on the OTC Bulletin Board will be SYII.

Darwin Hu has been appointed Chairman, President and Chief Executive Officer of the Company, and Wai Cheung, Peter Mor and Lawrence Liang have been appointed as directors of the Company and Stephen Yim has been appointed Chief Financial Officer. Michael Xirinachs, former Chairman and CEO of BankEngine will remain as a director of the Company.

About Syscan, Inc.

Syscan Inc. was founded in Silicon Valley in 1995 to develop and manufacture a new generation of CIS (CMOS- Complimentary Metal Oxide Silicon) imaging sensor devices. During the late 1990's, the company established many technical milestones and was granted numerous patents based on their linear imaging technology (Contact Image Sensors). Syscan's patented CIS and mobile imaging scanner technology provides very high quality images but at extremely low power consumption, allowing it to manufacture very compact scanners in a form ideally suited for the mobile computer user who needs to scan documents while away from their office.

This "enabling" technology is found in a variety of applications such as documents management, ID card and passport security scanners, bank note/check verification, business card readers, scanning 2D bar codes and optical mark readers used in lottery terminals. Syscan has grown to be one of the largest OEM -- private label manufacturers of mobile scanning systems for a large number of major brands such as PENTAX, COREX, DIGIMARC, VISIONEER, DATACOLOR, SCANSOFT, NORTEK and OMRON. Syscan's vertically integrated design and manufacturing model allows rapid time-to-market for these leading companies. Syscan's manufacturing is completed at an affiliated China- based facility which provides a low-cost manufacturing base for these industrial and consumer products.

In 2002, Syscan began to design a line of innovative new products targeted toward the flat-panel display market. These products dramatically improved the video image quality on LCD displays implementing advanced digital image processing and display control techniques. Much of the technology within these display imaging products have commonality with the linear imaging devices, providing strong technical overlap of personnel and resources. This new display control technology creates a tremendous value point in the flat-panel television entertainment and video-centric markets, which Syscan intends to target.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize and there can be no assurance that the Company will acquire Syscan Manufacturing Limited. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB and its quarterly reports on Forms 10-QSB; and any reports on Form 8K. The Company takes no obligation to update or correct forward-looking statements.




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